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                                                                      Exhibit 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3: Nos. 33-50103, 333-15743, 333-15743-01, 333-15743-02, 333-15743-03,
333-17599, 333-31462, 333-34151, 333-41046, 333-47286, 333-50999, 333-57078,
333-58299, 333-70489, 333-90593, 333-90593-01, 333-90593-02, 333-90593-03, Form
S-4: Nos. 333-19039, 333-19039-01, 333-20611, 333-20611-01, and Form S-8: Nos.
33-51964, 33-54148, 33-60835, 33-60913, 33-62307, 33-63387, 33-65501, 333-2551,
333-10179, 333-10211, 333-11613, 333-14469, 333-36839, 333-37709, 333-42018,
333-43960, 333-44015, 333-50589, 333-53549, 333-83969 and 333-89299) of First
Union Corporation and in the related Prospectuses of our report dated January 17, 2001 (except Note A, as to which the date is August 24, 2001) with respect to the restated audited financial statements of Wachovia Corporation for each of the three years in the period ended December 31, 2000 included in First Union Corporation's Current Report on Form 8-K dated August 30, 2001, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP


Greensboro, North Carolina
August 30, 2001